Exhibit 99A

VALSPAR STOCK OWNERSHIP TRUST
FOR SALARIED EMPLOYEES

FINANCIAL STATEMENTS FOR THE YEARS ENDED
OCTOBER 25, 1996 AND OCTOBER 27, 1995
AND INDEPENDENT AUDITORS' REPORT



VALSPAR STOCK OWNERSHIP TRUST FOR SALARIED EMPLOYEES

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                   PAGE

INDEPENDENT AUDITORS' REPORT                                        1

FINANCIAL STATEMENTS:
   Statements of Net Assets Available for Benefits                  2
   Statements of Changes in Net Assets Available for Benefits       3
   Notes to Financial Statements                                    4

SUPPLEMENTAL SCHEDULE -
   Item 27a - Schedule of Assets Held for Investment Purposes       8




--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


The Valspar Stock Ownership Trust
   Administrative Committee

We have audited the accompanying statements of net assets available for benefits of the Valspar Stock Ownership Trust for Salaried Employees (the Plan) as of October 25, 1996 and October 27, 1995 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at October 25, 1996 and October 27, 1995 and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the Table of Contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplementary schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ DELOITTE & TOUCHE LLP

January 10, 1997


VALSPAR STOCK OWNERSHIP TRUST FOR SALARIED EMPLOYEES


STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
OCTOBER 25, 1996 AND OCTOBER 27, 1995
------------------------------------------------------------------------------------------------
                                                                  1996               1995
ASSETS:
   Investments (Note 3):
     Interest in Valspar Stock Ownership Master Trust         $   97,314,358    $    79,331,462
     Other                                                           311,910            214,818
   Receivables:
     Employees' contributions                                        246,887            217,334
     Employer's contributions                                        115,309            105,231
                                                              --------------    ---------------

NET ASSETS AVAILABLE FOR BENEFITS                             $   97,988,464    $    79,868,845
                                                              ==============    ===============


See notes to financial statements.



VALSPAR STOCK OWNERSHIP TRUST FOR SALARIED EMPLOYEES


STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED OCTOBER 25, 1996 AND OCTOBER 27, 1995
-------------------------------------------------------------------------------------------------
                                                                   1996               1995
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
   Employee contributions                                      $    3,446,540    $     3,232,086
   Employer contributions                                           1,646,964          1,579,742
   Interest in earnings of Valspar Stock Ownership
     Master Trust                                                  21,735,063          2,184,133
   Other                                                               23,693             14,964
                                                               --------------    ---------------
                                                                   26,852,260          7,010,925

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
   Dividend payments to participants                                1,148,442          1,048,596
   Benefit payments:
     The Valspar Corporation:
       In cash                                                        227,127            176,632
       In stock                                                     6,554,266          5,801,165
     McWhorter Technologies, Incorporated:
       In cash                                                          1,550              8,940
       In stock                                                       826,733          1,180,387
     Other                                                            (25,477)            37,238
                                                               --------------    ---------------
                                                                    8,732,641          8,252,958
                                                               --------------    ---------------

NET INCREASE (DECREASE)                                            18,119,619         (1,242,033)

NET ASSETS AVAILABLE FOR BENEFITS AT
   BEGINNING OF YEAR                                               79,868,845         81,110,878
                                                               --------------    ---------------

NET ASSETS AVAILABLE FOR BENEFITS AT
   END OF YEAR                                                 $   97,988,464    $    79,868,845
                                                               ==============    ===============


See notes to financial statements.


VALSPAR STOCK OWNERSHIP TRUST FOR SALARIED EMPLOYEES

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 25, 1996 AND OCTOBER 27, 1995
--------------------------------------------------------------------------------


1.    SIGNIFICANT ACCOUNTING POLICIES

      The accounting records of the Valspar Stock Ownership Trust for Salaried Employees (the Plan) are maintained on the accrual basis.

      Investments in common stock of The Valspar Corporation (the Company) and McWhorter Technologies, Incorporated (McWhorter) are stated at fair value (the last reported sales price on the last business day of the year).

      Other investments are stated at current fair value as determined by the trustee, Norwest Bank Minnesota, N.A., who holds the various investments. The trustee values securities which are traded on a national securities exchange at the last reported sales price on the last business day of the year; investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the average of the last reported bid and ask prices.

      Benefits paid to participants in shares of the Company or in shares of McWhorter are valued at fair value.

      Approved benefits payable representing the unpaid vested interest of participants who have withdrawn from the Plan were $11,632 and $25,388 at October 25, 1996 and October 27, 1995, respectively.

2.    DESCRIPTION OF THE PLAN

      The Plan is a defined contribution plan that is available to all salaried employees who meet certain age and length of service requirements. It provides for retirement and termination benefits.

      Employees electing to participate in the Plan make voluntary contributions on a pretax or after-tax basis up to a maximum of 6% of eligible wages. The Company has voluntarily agreed to contribute an amount equal to one-half of employee's contribution. Employee contributions vest immediately, and Company contributions vest after five years of service. The Company has the right under the Plan to terminate the Plan and discontinue such contributions at any anniversary date. In the event of termination of the Plan, the net assets of the Plan are to be set aside for the exclusive benefit of the participants or their beneficiaries.

      According to the Plan, contributions are to be primarily invested in common stock of the Company. Cash dividends earned on plan shares are paid out to the plan participants. The common stock of McWhorter is not a current investment option of the Plan (see Note 6). Participants meeting certain age and length of participation requirements may diversify a portion of their interest into investments other than common stock of the Company.

      Forfeitures resulting from the termination of plan participants with less than 100% vesting reduce the Company's contribution in the year of forfeiture. Total forfeitures were $47,665 and $53,057 in 1996 and 1995, respectively.

3.    INVESTMENTS

      Investments of the Valspar Stock Ownership Master Trust are accounted for on a share-value basis as determined by Norwest Bank Minnesota, N.A., trustee.

      The fair value of investments of the Valspar Stock Ownership Master Trust in which the Plan invests are as follows:

                                                                               October 25,          October 27,
                                                                                  1996                 1995

      Common stock of the Valspar Corporation                               $     106,272,407    $      83,844,618
      Common stock of McWhorter Technologies,
        Incorporated (Note 6)                                                      13,319,518           12,622,035
      Collective Trust Fund                                                            52,054               54,450
                                                                            -----------------    -----------------
                                                                            $     119,643,979    $      96,521,103
                                                                            =================    =================


      The investment income of the Valspar Stock Ownership Master Trust for the years ended October 25, 1996 and October 27, 1995 are as follows:

                                                                                  1996                 1995

      Valspar Stock:
        Interest                                                            $          10,008    $          14,292
        Dividends                                                                   1,418,697            1,280,451
        Gain on sale of assets                                                        209,703
        Unrealized asset appreciation                                              21,662,963            4,938,519
                                                                            -----------------    -----------------
                                                                            $      23,301,371    $       6,233,262
                                                                            =================    =================

       McWhorter Stock:
         Interest                                                           $             162
         Gain on sale of assets                                                     1,036,052    $         575,432
         Unrealized asset appreciation (depreciation)                               2,106,296           (4,187,426)
                                                                            -----------------    -----------------
                                                                            $       3,142,510    $      (3,611,994)
                                                                            =================    =================

      The Valspar Stock Ownership Master Trust holds assets for the Plan and the Valspar Stock Ownership Trust for Hourly Employees. The Plan's ownership interest in the Valspar Stock Ownership Master Trust was 81.3% and 82.2% on October 25, 1996 and October 27, 1995, respectively.

      Other investments of the Plan include investments in the Equity Fund Master Trust, the Bond Fund Master Trust, the Principal Protection Fund Master Trust, and a Norwest Short-term investment fund (collective trust fund). These alternative investments are available for diversification purposes to plan participants who have attained age 55 and have 10 years of participation in the Plan.



4.    TRANSACTIONS WITH PARTIES-IN-INTEREST

      Fees incurred for trustee, record keeping, and other services rendered by parties-in-interest are paid by the Company.

      During the years ended October 25, 1996 and October 27, 1995, the Valspar Stock Ownership Master Trust purchased 182,721 and 200,952 shares of common stock of the Company at a cost of $8,253,917 and $7,410,495, respectively. Dividends on common stock of the Company received by the Master Trust totaled $1,418,697 and $1,280,451 in the years ended October 25, 1996 and October 27, 1995, respectively.

5.    INCOME TAX STATUS

      The Plan obtained its latest determination letter on August 30, 1996 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.    McWHORTER TECHNOLOGIES, INC. TRANSACTION

      On April 29, 1994, Valspar stockholders of record as of April 15, 1994 (including plan participants with a portion of their account balance invested in Valspar stock as of that date) received a stock dividend of one share of McWhorter common stock for every two shares of Valspar common stock held.

      The common stock of McWhorter is not a current investment option of the Plan, and plan participants may not increase the allocation of their account balance to McWhorter stock. Participants may make a one-time election to liquidate all of their shares of common stock of McWhorter. Proceeds from liquidation will be reinvested in Valspar common stock.







SUPPLEMENTAL SCHEDULE


VALSPAR STOCK OWNERSHIP TRUST FOR SALARIED EMPLOYEES


ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
OCTOBER 25, 1996
-------------------------------------------------------------------------------------------------------------------


                                         DESCRIPTION OF INVESTMENT
                                         INCLUDING MATURITY DATE,
    IDENTITY OF ISSUE, BORROWER,             RATE OF INTEREST,                                          CURRENT
      LESSOR, OR SIMILAR PARTY            PAR, OR MATURITY VALUE                      COST               VALUE
Interest in Master Trust Funds:
   Equity Fund Master Trust                       7,923 units                     $       99,007    $      120,481
   Bond Fund Master Trust                           307 units                              3,530             3,675
   Principal Protection Fund
     Master Trust                                 9,847 units                            133,258           144,326
   Valspar Stock Ownership
     Master Trust                             2,323,375 units                         32,342,858        97,314,358
Interest in common stock -
   McWhorter Technologies,
     Incorporated                                2,256 shares                             12,150            43,428
                                                                                  --------------    --------------
                                                                                  $   32,590,803    $   97,626,268
                                                                                  ==============    ==============
